EXHIBIT 4.3

QSOUND LABS, INC.
SHARE PURCHASE WARRANT

WARRANT CERTIFICATE NO. 2006-*
WARRANT TO PURCHASE **** COMMON SHARES

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE IN THE UNITED STATES AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS WARRANT BE TRANSFERRED ON THE BOOKS OF THE UNDERSIGNED, WITHOUT REGISTRATION AND QUALIFICATION OF THE WARRANT UNDER ALL APPLICABLE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.

        THIS IS TO CERTIFY THAT ***** (the “Holder”) is entitled to acquire in the manner herein provided, subject to the restrictions herein contained, up to ***** (*****) fully paid and non-assessable common shares (“Shares”) without nominal or par value of the Company, as such are constituted as of the date hereof, at the exercise price of Four Dollars and Fifty Cents U.S. ($4.50 U.S.) per Share (“Exercise Price”).

1.       The expiry date of this Share Purchase Warrant (“Warrant”) is March 27, 2011 (“Expiry Date”).

2.       The Holder shall have the right to exercise this Warrant from time to time in whole or in part (in increments of at least 25, 000 Shares) up to 5:00 PM (Calgary time) on the Expiry Date. Following the Expiry Date this Warrant shall be void and of no force and effect.

3.       The right to acquire Shares of the Company may be exercised by the Holder or the Holder’s assignee by duly completing and executing the exercise form attached hereto, delivering to the Company a wire transfer or certified cheque in an amount equal to the number of common shares in respect of which this Warrant is being exercised multiplied by the Exercise Price, and delivering to the Company this Warrant.

4.       Upon each exercise of this Warrant the Company shall forthwith issue and deliver to the Holder share certificate(s) for the number of Shares purchased, and a new Share Purchase Warrant for the remaining warrants, if any.

5.       The Company agrees to file, at its expense, a short form registration statement under the United States Securities Act of 1933 to register the Shares issued upon any exercise of this Warrant, provided that the Company is not obligated to file more that one such registration statement annually (including any registration statement the Company may be required to file in connection with the convertible promissory note of even date). Subject to the foregoing restriction, upon written notice by the Holder requesting the filing of a registration statement, the Company shall use its best efforts to file such registration statement with thirty (30) days of such notice. the Company represents and warrants that it is currently eligible to file such a short form registration statement under the United States Securities Act of 1933. In addition, in the event the Company intends to file a registration statement under the United States Securities Act of 1933 to register the sale of common stock by the Company or by another security holder during or for a period of one year following the Term, the Company will notify Lender of that intent and offer to include any or all of the Shares held by Lender at the Company’s expense, and if Holder accepts such offer, it will not count against the above annual limit of registration of Shares.

6.       The holding of this Warrant Certificate shall not constitute the Holder a shareholder of the Company or entitle the Holder to any right or interest in respect hereof except as herein expressly provided.

7.       If the Company, between the date hereof and the Expiry Date, (a) consolidates its common shares into a lesser number of shares, subdivides its common shares into a greater number of shares or reclassifies its common shares, then when the right to acquire Shares pursuant hereto is exercised, the Holder shall have the right to receive and the obligation to take Shares in such number and description as the Holder would otherwise have if he had exercised the right of acquisition before such event and had held the Shares which he would have received until the actual exercise of the right of acquisition, or (b) consolidates, amalgamates or merges with any other company, then when the right to acquire pursuant hereto is exercised, the Holder shall have the right to receive and the obligation to take securities in the consolidated, amalgamated or merged company as the Holder would otherwise have if it had exercised the right of acquisition before such event and had held the securities it would have received until the actual exercise of the right of acquisition. If during the Term the Company issues securities (excluding employee options) convertible into common shares at a price lower than the Lender’s exercise price, the Company agrees to adjust the Holder’s exercise price to such lower price.

7.       The Holder acknowledges that the Shares to be issued upon the exercise of Warrants may not be registered pursuant to the Securities Act of 1933 (“Act”) and may be subject to certain transfer restrictions, and the certificates representing the Shares may contain the following legend or such legend as may be requires from time to time to comply with the Act:

“THE SECURITES REPRESENTED HEREBY HAVE NOT BEEN REGISTERES UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SECURITYHOLDER’S COUNSEL, ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

8.       All action taken pursuant hereto shall be made in accordance with all Canadian and United States securities laws and all applicable rules and regulations of the NASDAQ Stock Market. The Holder acknowledges that Shares issuable upon exercise of this Warrants are being acquired solely for the Holder’s own account and not as a nominee for any other party (provided that the Holder shall have the right to assign some or all of this Warrant to an accredited third party(s) reasonably satisfactory to the Company), and for investment, and that the Investor will not offer, sell or otherwise dispose of Shares acquired hereunder except under circumstances that will not result in a violation of the Act or any state securities laws.

9.       This Warrant shall not be valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Company.

        IN WITNESS WHEREOF the Company has caused this Share Purchase Warrant to be signed by a duly authorized officer as of March 27, 2006.

QSOUND LABS, INC. Per: ___________________________________ President

To:	QSound Labs, Inc. 400 - 3115 12th Street NE Calgary, AB T2E 7J2 Canada phone: 403 291 2492 fax: 403 250-1521 email: legal@qsound.com Attention: Secretary

ELECTION TO EXERCISE

        The undersigned hereby exercises his, her or its rights to purchase ______________ Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued delivered to the address set out below and, if such number of Shares shall not be all of the Shares covered by the within Warrant, that a new Warrant for the balance of the Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:  _________________________________________

Signature:  ______________________________________

Name:  _________________________________________

Address:   ______________________________________

______________________________________________